                                                                    EXHIBIT 12.1



        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                       FISCAL YEAR ENDED
                                 ---------------------------------------------------------------------------------------------
                                   SEPTEMBER 27,      SEPTEMBER 25,      SEPTEMBER 24,      SEPTEMBER 30,      SEPTEMBER 29,
                                       1991               1992               1993               1994               1995
                                 -----------------  -----------------  -----------------  -----------------  -----------------
                                                                     (DOLLARS IN MILLIONS)

Income (loss) before provision
 (benefit) for income taxes....      $     500          $     855          $     140          $     500          $     574
Interest expense, including
 amortization of debt discount
 and issuance costs............              9                  9                 12                 40                 48
Interest portion of rental
 expense.......................             39                 30                 36                 31                 22
                                         -----              -----              -----              -----              -----
    Earnings, as adjusted......      $     548          $     894          $     188          $     571          $     744
                                         -----              -----              -----              -----              -----
                                         -----              -----              -----              -----              -----
Fixed charges:
Interest expense, including
 amortization of debt discount
 and issuance costs............      $       9          $       9          $      12          $      40          $      48
Interest portion of rental
 expense.......................             39                 30                 36                 31                 22
                                         -----              -----              -----              -----              -----
    Total fixed charges........      $      48          $      39          $      48          $      71          $      70
                                         -----              -----              -----              -----              -----
                                         -----              -----              -----              -----              -----
    Ratio of Earnings to Fixed
     Charges...................           11.4x              22.9    x           3.9    x           8.0    x          10.5   x
                                         -----              -----              -----              -----              -----
                                         -----              -----              -----              -----              -----


                                  NINE MONTHS
                                     ENDED
                                 JUNE 28, 1996
                                 -------------

Income (loss) before provision
 (benefit) for income taxes....    $  (1,335)
Interest expense, including
 amortization of debt discount
 and issuance costs............           42
Interest portion of rental
 expense.......................           14
                                 -------------
    Earnings, as adjusted......    $  (1,279)
                                 -------------
                                 -------------
Fixed charges:
Interest expense, including
 amortization of debt discount
 and issuance costs............    $      42
Interest portion of rental
 expense.......................           14
                                 -------------
    Total fixed charges........    $      56
                                 -------------
                                 -------------
    Ratio of Earnings to Fixed
     Charges...................       (A)
                                 -------------
                                 -------------
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(A) The ratio of earnings to fixed charges is computed by dividing the earnings before taxes and fixed charges by fixed charges. Fixed charges consist of interest expense and the estimated interest component of rent expenses.
    Earnings were not sufficient to cover fixed charges for the nine months ended June 28, 1996 by $1.335 billion.